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                                                                    Exhibit 10.1

                                OMNIBUS AMENDMENT

         This Omnibus Amendment, dated February 1, 2007 by and between Riviera Tool Company, a Michigan corporation (the "COMPANY"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "PURCHASER"), amends that certain Secured Convertible Term Note, dated as of May 17, 2005, by the Company in favor of Purchaser in the aggregate principal amount of $3,200,000 (as amended, modified or supplemented from time to time, the "NOTE") issued pursuant to the terms of the Securities Purchase Agreement, dated as of May 17, 2005, between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "PURCHASE AGREEMENT" and, together with the Note and the other Related Documents referred to in the Purchase Agreement, the "LOAN DOCUMENTS"). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

                                    PREAMBLE

         WHEREAS, pursuant to the terms of the Purchase Agreement, the Company issued and sold the Note to Purchaser; and

         WHEREAS, the Purchaser and the Company desire to amend the transactions contemplated by the Purchase Agreement and the Note.

          NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Secured Convertible Term Note. Section 2.1(a) of the
Note is hereby amended by deleting the last sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:

         "For purposes hereof, subject to Section 3.6 hereof, the initial "FIXED CONVERSION PRICE" means $1.66, provided, however, that in respect of the first One Million Dollars ($1,000,000) of aggregate principal amount (the "CONVERTED AMOUNT") of the Note converted into shares of Common Stock after the date hereof, the Fixed Conversion Price in respect of such Initial Converted Amount (and the interest and fees associated therewith to the extent converted) shall be equal to $0.32."

         2. The Company hereby agrees to, on or prior to February 9, 2007 to file a Rule 424(b) supplement (the "POST-EFFECTIVE SUPPLEMENT") to its Registration Statements with the Securities and Exchange Commission (the "SEC") relating to the Note, which Post-Effective Supplement shall restate the Fixed Conversion Price applicable to the Note and as set forth in Section 1 of this Amendment.


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         3. The amendments set forth above shall be effective as of the date first above written (the "AMENDMENT EFFECTIVE DATE") on the date when each of the Company and the Purchaser shall have executed and the Company shall have delivered to Purchaser its respective counterpart to this Amendment.

         4. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

         5. The Company hereby represents and warrants to the Purchaser that (i) no Event of Default (as defined in the Note) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and
(iii) on the date hereof, all of the Company's and its Subsidiaries' covenant requirements have been met.

         6. From and after the Amendment Effective Date, all references in the Loan Documents shall be deemed to be references to the Loan Documents, as the case may be, as modified hereby.

         7. The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company's determination that this Amendment is material. The Company agrees to file an 8-K within the period prescribed by the SEC.

         8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                            [signature page follows]


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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.


COMPANY:                                  PURCHASER:

RIVIERA TOOL COMPANY                      LAURUS MASTER FUND, LTD.



By:     /s/ Kenneth Rieth                 By:    /s/ David Grin
        -------------------------------          -------------------------------

Name:   Kenneth Rieth                     Name:  David Grin
        -------------------------------          -------------------------------

Title:  Chief Executive Officer           Title: Director
        -------------------------------          -------------------------------


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